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                                      EXHIBIT 16
                               SCHEDULE OF COMPUTATIONS

                             AVERAGE ANNUAL TOTAL RETURNS
                            FOR THE PERIOD ENDED 12/31/97


The following are the average annual total returns for the Frank Russell Investment Company Funds, computed by finding the average compounded rates of return over the periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                                           n
                                   P(1 + T)  = ERV

Where:      P  =    a hypothetical initial payment of $1,000
            T  =    average annual total return
            N  =    number of years
          ERV  =    ending redeemable value of a hypothetical $1,000 payment
                    made at inception.


MULTI-STYLE EQUITY FUND
-----------------------
                                                      .9945
 .9945 years                        $1,000 (1 + 28.53%)           = $1,284


AGGRESSIVE EQUITY FUND
----------------------
                                                      .9945
 .9945 years                        $1,000 (1 + 35.07%)           = $1,348


NON-US FUND
-----------
                                                     .9945
 .9945 years                        $1,000 (1 + 0.30%)            = $1,003


EQUITY Q FUND
-------------
                                                     .9945
 .9945 years                        $1,000 (1 + 9.73%)            = $1,097